Exhibit 10.118

Option Side Letter

From:	General Maritime Management LLC (“Genmar”)
c/o General Maritime Corp.
299 Park Avenue
2nd Floor
New York, NY 10171
Fax No: +1 212 763 5603
Attention: Sean Bradley

To:	Unipec UK Company Limited (“Unipec”)
Lawn House
74 Shepherd’s Bush Green
London W12 8QE
Fax No: +44 20 8811 8581
Attention: Matthew Lambert

November 30, 2012

Dear Sirs

Option in respect of Membership Interests in Unique Tankers LLC (“Unique”)

1.                                      In consideration of Genmar’s wholly-owned subsidiary, Unique, entering into an agency agreement between Unique and Unipec, dated the date hereof (the “Agency Agreement”), the premises and the mutual covenants and agreements contained herein and other valuable consideration, Genmar grants to Unipec, or its nominee, an option to purchase all of the membership interests of Unique (the “Membership Interests”) as exists at the time of exercise of such option (the “Option”) for an exercise price of $150,000.00 (the “Exercise Price”).

2.                                      The Option may be exercised by Unipec giving Genmar written notice to that effect at any time up until the effective date of termination of the Agency Agreement (the “Exercise Period”) and the date on which such written notice is received by Genmar being the “Exercise Date”.

3.                                      Upon exercise of the Option by Unipec, the parties hereto shall use best endeavours to ensure that the completion of the sale and purchase of the Membership Interests subject to the Option (“Completion”) shall take place five (5) Business Days (being days (other than a Saturday or Sunday) on which clearing banks in the City of London are open for business) after the Exercise Date (or such other date as Genmar and Unipec may agree). If Completion does not take place within this time frame and the Agency Agreement terminates before Completion, the exercise of the Option will be valid and Unipec will be entitled to Complete notwithstanding clause 2 above.

4.                                      At Completion, Genmar shall deliver to Unipec:

4.1                               evidence, in form and substance reasonably satisfactory to Unipec, that title to the entire Membership Interest has been transferred to Unipec free and clear of all Liens.

5.                                      At Completion, Unipec shall deliver to Genmar:

5.1                               the Exercise Price in immediately available funds.

6.                                      Genmar represents and warrants to Unipec that:

6.1                               it is duly organized and in good standing under the jurisdiction in which it is organized.

6.2                               it has full power and authority to grant the Option on the terms of this letter;

6.3                               it is, and will remain the legal and beneficial owner of the entire issued Membership Interests in Unique, subject only to the Option or any Liens permitted hereunder;

7.                                      By accepting this letter, Unipec represents and warrants to Genmar that:

7.1                               it is duly organized and in good standing under the jurisdiction in which it is organized;

7.2                               it has full power and authority to execute, deliver and perform the terms of this letter;

7.3                               this letter constitutes and at Completion will constitute the legal, valid and binding obligations of Unipec, enforceable against Unipec in accordance with their respective terms

8.                                      Genmar undertakes to Unipec that, without prior written consent of Unipec, it will

8.1                               not, after the date of this letter, (without the prior written consent of Unipec) dispose of any interest in any Membership Interests or any rights attaching to them, or create or allow to be created any charge, mortgage, lien, encumbrance, or claim of any kind over them (collectively, “Liens”) or agree (whether subject to any condition precedent or condition subsequent or otherwise) to do any such things, other than Liens occurring in the ordinary course of business, which Liens shall be discharged prior to Completion;

8.2                               procure that prior to Completion:

(a)                                 no alteration is made to Unique’s Certificate of Formation and no regulations are adopted that are inconsistent with them;

(b)                                 Unique does not make any material change to its business of operating a pool (of tanker vessels to be employed in the worldwide carriage and/or storage of crude, fuel oil or other products agreed by the parties); and

(c)                                  Unique does not enter into any transaction that is not in the normal and proper course of conducting its business nor enter into any transaction which is not on arm’s length terms.

9.                                      Unipec undertakes to Genmar that upon the exercise of the Option it shall procure that Unique shall

9.1                               continue to pay to Genmar an amount equal to two hundred U.S. Dollars ($200) per day per vessel in the pool for a period of two years from the date hereof whether or not Unique retains Genmar to provide pool management services, not terminate any vessel owned, demise chartered or time chartered by General Maritime Corporation or any of its affiliates and chartered in or employed by Unique during the two year period from the date hereof unless the Vessel in question does not comply with any all conditions in the time charter or Pool Participation Agreement between Unique and General Management Corporation.

10.                               Any notice or other information required or permitted to be given by either party hereto under the provisions of this letter shall be addressed as follows:

10.1                        If to the Genmar to:

Address:	c/o General Maritime Corp.
299 Park Avenue
2nd Floor
New York, NY 10171
Fax No:	+1 212 763 5603
Attention:	Sean Bradley

10.2                        If to Unipec to:

Address:	Lawn House
74 Shepherd’s Bush Green
London W12 8QE
Fax No:	+44 20 8811 8581
Attention:	Matthew Lambert

All such notices shall be sent by prepaid courier or by facsimile transmission and shall be written in the English language.

Any communication or notice to be made or delivered by one party to another pursuant to this letter shall:

(i)                                     if sent by facsimile transmission, be deemed to have been received if sent between 9.00 am and 5.00 pm (local time in the place to which it is sent)

on a working day in that place, when transmission has been completed or, if sent at any other time, at 9.00 am (local time in the place to which it is sent) on the next working day in that place provided in each case that the party sending the facsimile transmission shall have received a transmission receipt; and

(ii)                                  if sent by courier, be deemed to have been delivered three working days (in the place to which it is sent) after being delivered into the custody of a courier in an envelope addressed to it at its address (determined in accordance with this Section 9),

Either party may change its address for notices at any time by written notice to the other party in accordance with this provision.

11.                               This letter constitutes the entire agreement between Genmar and Unipec and supersedes and extinguishes all previous drafts, agreements, arrangements and understandings between them, whether written or oral, relating to its subject matter.

12.                               No term of this letter shall be enforceable by a third party (being any person other than Genmar and Unipec).

13.                               The parties hereto agree that this letter and the transactions contemplated hereby shall not be disclosed, in writing, as a press release or otherwise, to any person or entity without the prior written consent of the other party, except as may be required by law, regulatory authority, stock exchange rule or regulation or a court of competent jurisdiction.

14.                               A variation of the terms of this letter shall be in writing and signed by or on behalf of both Genmar and Unipec.

15.                               Any waiver of any right under this letter is only effective if it is in writing and signed by the waiving or consenting party and it applies only in the circumstances for which it is given, and shall not prevent the waiving party from subsequently relying on the provision it has waived. Except as expressly stated, no failure to exercise or delay in exercising any right or remedy provided by this letter or by law constitutes a waiver of such right or remedy or shall prevent any future exercise in whole or in part thereof and no single or partial exercise of any right or remedy under this letter shall preclude or restrict the further exercise of any such right or remedy.

16.                               All rights under this letter are personal to Genmar and Unipec and may not be assigned.

17.                               Genmar and Unipec shall pay their own costs and expenses incurred in the preparation, execution and carrying into effect of this letter.

18.                              This letter and any disputes or claims arising out of or in connection with its subject matter or formation (including non-contractual disputes or claims) are governed by and construed in accordance with the law of England.

19.                               The courts of England have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this letter or its subject matter or formation (including non-contractual disputes or claims).

Please confirm your agreement to the terms of this letter by signing the acknowledgement hereunder.

Yours faithfully,

/s/ Sean Bradley
Sean Bradley
On behalf of General Maritime Management LLC

Acknowledged and agreed by:

/s/ Zheng Wang
Zheng Wang
on behalf of Unipec UK Company Limited